[SPECIMEN UNIT CERTIFICATE- Underwriter]

NUMBER	_______ UNITS
UU-_________

ADVANCED TECHNOLOGY ACQUISITION CORP.
Incorporated under the Laws of the State of Delaware
SEE REVERSE FOR
CERTAIN DEFINITIONS

UNITS CONSISTING OF ONE SHARE OF COMMON STOCK AND ONE WARRANT TO PURCHASE ONE SHARE OF COMMON STOCK

THIS CERTIFIES THAT

is the owner of	Unit(s).

Each Unit (“Unit”) consists of one (1) share of common stock, par value $.0001 per share (“Common Stock”), of Advanced Technology Acquisition Corp., a Delaware corporation (the “Company”), and one warrant (the “Warrant”). Each Warrant entitles the holder to purchase one (1) share of Common Stock for $6.00 per share (subject to adjustment). Each Warrant will become exercisable on the later of (i) the Company's completion of a merger, capital stock exchange, asset acquisition, stock purchase or other similar business combination or (ii) ___________, 2007, and will expire unless exercised before 5:00 p.m., New York City Time, on ____________, 2011, or earlier upon redemption (the “Expiration Date”). The Common Stock and Warrants comprising the Units represented by this certificate shall commence separate trading as promptly as practicable following the consummation of the Company’s initial public offering, but in no event later than 65 days following the consummation of the Company’s initial public offering. The terms of the Warrants are governed by a Warrant Agreement, dated as of _______, 2006, between the Company and Continental Stock Transfer & Trust Company, as Warrant Agent, and are subject to the terms and provisions contained therein, all of which terms and provisions the holder of this certificate consents to by acceptance hereof. Copies of the Warrant Agreement are on file at the office of the Warrant Agent at__________________,  _______________, and are available to any Warrant holder on written request and without cost. This certificate is not valid unless countersigned by the Transfer Agent and Registrar of the Company.
WITNESS the facsimile seal of the Company and the facsimile signatures of its duly authorized officers.

Dated:

COUNTERSIGNED AND REGISTERED CONTINENTAL STOCK TRANSFER & TRUST COMPANY (New York, NY)

CHAIRMAN OF THE BOARD

BY: ___________________________________________________________

AUTHORIZED OFFICER	SECRETARY

ADVANCED TECHNOLOGY ACQUISITION CORP.

The Company will furnish without charge to each stockholder who so requests, a statement of the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof of the Company and the qualifications, limitations, or restrictions of such preferences and/or rights.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common	UNIF GIFT MIN ACT - _____ Custodian _______
TEN ENT - as tenants by the entireties	(Cust) (Minor)
JT TEN - as joint tenants with right of survivorship and not as tenants in common	under Uniform Gifts to Minors Act ____________
(State)

Additional Abbreviations may also be used though not in the above list.

For value received, ___________________________hereby sell, assign and transfer unto:

___________________________________________________________________
(PLEASE ALSO INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE)

___________________________________________________________________

___________________________________________________________________
(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

__________________________Units represented by the within Certificate, and do hereby irrevocably constitute and appoint______________________________ Attorney, to transfer the said Units on the books of the within named Company with full power of substitution in the premises.

Dated ________________  ______________________________________
NOTICE: The signature to this assignment must correspond with the name as written upon the face of the certificate in every particular, without alteration or enlargement or any change whatever.

Signature(s) Guaranteed: __________________________
THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15).